SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 23, 1998




                          FrontierVision Holdings, L.P.
                   FrontierVision Holdings Capital Corporation
           (Exact names of Registrants as specified in their charters)



             Delaware                                        84-1432334
            Delaware                                        84-1432976
 (States or other jurisdiction             (IRS Employer Identification Numbers)
of incorporation or organization)

    1777 South Harrison Street,
    Suite P-200, Denver, Colorado                              80210
(Address of principal executive offices)                     (Zip Code)

                                (303) 757-1588
              (Registrants' telephone number, including area code)




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Item 2.  Acquisition or Disposition of Assets

On October 23, 1998, FrontierVision Operating Partners, L.P., a Delaware limited partnership (the "Company"), a wholly-owned subsidiary of FrontierVision Holdings, L.P., a Delaware limited partnership, consummated the purchase of cable television systems from State Cable TV Corporation and Better Cable TV Company (collectively the "State Systems") for a cash purchase price of $188.2 million. The Company used available borrowings under its bank credit facility to fund this acquisition. The eight State Systems served approximately 75,000 basic subscribers as of September 30, 1998, in communities contiguous to certain of the Company's existing systems in southern Maine and central New Hampshire. With the acquisition of the State systems, the Company has increased the size of its New England cluster to over 250,000 basic subscribers, serving over 150,000 basic customers and four of the five largest cities in the state of Maine.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Financial Statements and Pro Forma Financial Information.

The information required by this Form 8-K with respect to financial statements and pro forma financial information are not included herein and will be filed by January 4, 1999.

Exhibits.

10.20 Asset Purchase Agreement dated as of June 24, 1998 by and between State Cable TV Corporation, Better Cable TV Company and FrontierVision Operating Partners, L.P.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                          FRONTIERVISION HOLDINGS, L.P.

                    By:      FrontierVision Partners, L.P., its general partner,
                    By:      FVP GP, L.P., its general partner
                             By:      FrontierVision Inc., its general partner
Dated: November 6, 1998      By:      /s/ ALBERT D. FOSBENNER
                                      -----------------------
                                      Albert D. Fosbenner
                                      Vice President and Treasurer




                           FRONTIERVISION HOLDINGS CAPITAL CORP.


Dated: November 6, 1998    By:      /s/ ALBERT D. FOSBENNER
                                    -----------------------
                                    Albert D. Fosbenner
                                    Vice President and Treasurer